Exhibit 99.1

CTM Media Holdings Concludes Sale of its
WMET Radio Station

STAMFORD, CT., May 5, 2010 -- CTM Media Holdings, Inc. (OTC Pink Markets: CTMMA, CTMMB), today announced that it had consummated the previously announced sale of the assets of its WMET radio station to Huffines Media.  The buyer paid $1.3 million in cash and issued a promissory note for an additional $2.7 million in payment of the $4 million purchase price.

“We sold WMET because it was not being operated profitably as part of CTM, and we are determined to run our businesses so as to maximize long term value for our shareholders while generating positive operating performance,” said Marc Knoller, CEO. “We will seek to deploy the cash generated in keeping with those goals in our remaining core businesses or in complementary opportunities.”

About CTM Media Holdings:
CTM Media Holdings, Inc., a Delaware corporation, is a holding company consisting of the following principal businesses:

•	CTM Media Group, our brochure distribution company and other advertising-based product initiatives focused on small to medium sized businesses; and

•	Our majority interest in Idea and Design Works, LLC, a comic book and graphic novel publisher that creates and licenses intellectual property.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will," “intend” or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by CTM Media Holdings, Inc. with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements. CTM Media Holdings, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Contact:
CTM Investor Relations:
Les Rozner
lrozner@ctmmedia.com
(203) 323-5161 Ext # 21